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                                                                EXHIBIT H(4)(i)


                         EXPENSE LIMITATION AGREEMENT

     This EXPENSE LIMITATION AGREEMENT is made as of the 31st day of OCTOBER, 2000 by and between MORGAN GRENFELL INVESTMENT TRUST, a Delaware business trust (the "Trust"), DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LTD., a United Kingdom corporation (the "Adviser") and DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the "Administrator"), with respect to the following:

     WHEREAS, the Adviser serves as Investment Adviser to the Trust's series set forth on Exhibit A pursuant to a Management Contract dated January 3, 1994 and an Investment Management Contract dated January 30, 1998, and the Administrator serves as the Trust's Administrator pursuant to an Administration Agreement dated August 27, 1998 (collectively, the "Agreements").

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. The Adviser and Administrator agree to waive their fees and reimburse expenses for the period from October 31, 2000 to March 1, 2002 to the extent necessary so that the total annual operating expenses for each of the Trust's series set forth on Exhibit A (each a "Fund") do not exceed the percentage of average daily net assets set forth on Exhibit A.

     2. Upon the termination of any of the Agreements, this Agreement shall automatically terminate.

     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Delaware.
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


                               MORGAN GRENFELL INVESTMENT TRUST

Attest:  ______________        By:  ___________________
Name:  Amy M. Olmert                Name: Daniel O. Hirsch
                                    Title: Secretary


                               DEUTSCHE ASSET MANAGEMENT, INC.

Attest:  ______________        By:  ___________________
Name:                               Name:
                                    Title:


                               DEUTSCHE ASSET MANAGEMENT
                               INVESTMENT SERVICES LTD.

Attest:                        By:
Name:                             Name:
                                  Title:


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                                   Exhibit A


                                   Total Fund Operating Expenses
Fund                               (as a percentage of average daily net assets)
----                               ---------------------------------------------

International Select Equity Fund - Investment Class        1.50%
International Select Equity Fund - Institutional Class     1.25%
International Select Equity Fund - Premier Class           0.90%
International Select Equity Fund - Class A Shares          1.50%
International Select Equity Fund - Class B Shares          2.25%
International Select Equity Fund - Class C Shares          2.25%
Emerging Markets Equity Fund - Institutional Class         1.25%
Global Fixed Income Fund - Institutional Class             0.60%
International Fixed Income Fund - Institutional Class      0.55%
Emerging Markets Debt Fund - Institutional Class           1.00%
International Small Cap Equity Fund - Institutional Class  1.25%